UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 11, 2010

Add-on Exchange, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52867	38-3794899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor #1981 New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 818-1385

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

           Effective August 11, 2010, the board of directors of Add-on Exchange, Inc. (the “Company”) appointed John Rafuse, John Parkinson and Aaron Greengrass as directors of the Company.

John Rafuse has served as the Company’s Chief Executive Officer since March 16, 2010.  Prior to joining the Company, Mr. Rafuse served as Executive Vice President of HeavyLifters Network, Ltd. from 2006 through 2009.  He also served as Vice President of Mercurial Communications from 2002 through 2005.

John Parkinson has served as the Company’s Chief Financial Officer since June 8, 2010.  Mr. Parkinson has served as Chief Financial Officer of Protox Therapeutics Inc. since 2009.  He has also served as Director and as a Principal of Kailmora Management Ltd. since 2008.  Mr. Parkinson served as Vice President of Finance of Aspreva Pharmaceuticals Inc. from 2004 through 2008.

Aaron Greengrass has served as the Company’s Chief Technology Officer since March 26, 2010.  Mr. Greengrass has served as Chief Executive Officer of BC Ltd. since 2007.  He has also served in a technical support role for various software development companies including Cloverpoint Cartographics, Flock and Mercurial Communications Inc. over the past five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADD-ON EXCHANGE, INC.

Date: August 13, 2010	By:	/s/ John Rafuse
Name: John Rafuse
Title: Chief Executive Officer